Exhibit 99.3

NEWS RELEASE
18-05-095

2901 Butterfield Road

Oak Brook, Ill. 60523

www.inlandwestern.com

FOR IMMEDIATE RELEASE

Contact:  Georganne Palffy, The Inland Real Estate Group of Companies, Inc (Analysts)

(630) 218-8000 Ext 2358 or palffy@inlandgroup.com

Matt Tramel, Inland Communications, Inc. (Media)

(630) 218-8000 Ext. 4896 or tramel@inlandgroup.com

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.  ANNOUNCES

ANNUAL MEETING RESULTS

Executive Team Provides Stockholders with Business Update

Oak Brook, Ill. Oct. 15, 2008– Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) today announced the results for the company’s annual meeting for stockholders held October 14, 2008.  Stockholders voted to approve the election of all of the nominees for the board of directors, establish an employee stock plan, as well as to approve the amendment and restatement of the company’s charter to reflect the effects of its internalization.

Several members of the executive management team, including Chief Executive Officer Michael J. O’Hanlon, Chief Financial Officer Steven P. Grimes, Chief Investment Officer Shane C. Garrison and President of Property Managers Niall J. Byrne, gave brief business presentations in conjunction with the meeting.  The presentation was filed with the Securities and Exchange Commission and can also be found on the Inland Western website, www.inlandwestern.com, under Investor Relations/News and Presentations.

Mr. O’Hanlon commented, “We will remain focused on our disciplined approach to managing the company during these difficult economic and market conditions.  The continued execution of our core strategy incorporates diligent asset management, which entails ongoing monitoring of the portfolio to identify both opportunities as well as concerns, with effective balance sheet management.”

Subsequent to the annual meeting, the board of directors at its regularly scheduled board meeting had discussions relative to the current share repurchase program.  Pursuant to the prospectus, the share repurchase program is limited during any calendar year to 5% of the weighted average number of shares outstanding during the prior year.  The program is approaching the 5% limit for the year.  Accordingly, the board of directors voted to suspend the share repurchase program effective November 19, 2008.  The board has also determined that in light of the current environment, it was in the best interest of the company and its stockholders to take this appropriate course of action in order to utilize those funds for general corporate purposes, including recent acquisition opportunities.

Inland Western Retail Real Estate Trust, Inc. is a self-managed real estate investment trust focused on the acquisition, development and management of retail properties, including lifestyle, power, community and neighborhood centers, in addition to single-user net lease properties in locations demonstrating solid demographics.  As of June 30, 2008, the portfolio consisted of 335 properties nationally, which the company owned or had interests in, totaling in excess of 51 million square feet.  For further information, please see the company website at www.inlandwestern.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the company’s Annual Report on Form 10-K for the year ended December 31, 2007, and each Quarterly Report on Form 10-Q filed thereafter.  Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.